UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 28, 2010
United Western Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Colorado
(State or Other Jurisdiction of Incorporation)

0-21231	84-1233716
(Commission File Number)	(IRS Employer Identification No.)

700 Seventeenth Street, Suite 2100 Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 595-9898
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

See Item 2.03 of this Current Report on Form 8-K, which is incorporated by reference herein.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

As previously reported by United Western Bancorp, Inc. (the “Company”) on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 13, 2010, the Company and Equi-Mor Holdings, Inc., a direct subsidiary of the Company, entered into the Fourth Forbearance and Amendment Agreement (the “Fourth Forbearance Agreement”) with JPMorgan Chase Bank, N.A. (“JPMorgan”) on July 9, 2010.

Subsequently, the Company reported on Form 8-K filed with the SEC on August 31, 2010 that the Office of Thrift Supervision (the “OTS”) informed the Company that it would not approve the Company making the Forbearance Principal Payments and the Forbearance Interest Payments, as defined therein,  pursuant to the terms of the Fourth Forbearance Agreement. Based upon the foregoing, the Company and JPMorgan negotiated and then entered into a Waiver and Amendment to Fourth Forbearance and Amendment Agreement dated September 28, 2010 (the “Waiver Agreement”).

The terms of the Waiver Agreement provide, among other things, that (i) JPMorgan agrees to waive the Fourth Forbearance Defaults (as defined in the Waiver Agreement) and (ii) the Fourth Forbearance Agreement is amended such that JPMorgan agrees to forbear from exercising its rights and remedies under the Credit Agreement dated June 29, 2007, as amended (the “Credit Agreement”); the $25 million line of credit note dated September 30, 2009, as amended (the “Note”) (the Note has a current principal balance of $16.250 million); the Amendment and Forbearance Agreement dated December 14, 2009; the Amendment to Credit Agreement, Note Modification and Forbearance Agreement dated January 15, 2010; the Forbearance Agreement dated April 21, 2010; and the other related loan documents described in the Fourth Forbearance Agreement (collectively the “Loan Documents”) on account of the Disclosed Defaults (as defined in the Fourth Forbearance Agreement) until the earlier of: (i) the end of business on October 31, 2010; or (ii) the occurrence of a default, other than the Disclosed Defaults (as defined in the Fourth Forbearance Agreement), under any of the Loan Documents, the Fourth Forbearance Agreement or any other agreement required to be entered into by the Fourth Forbearance Agreement.

In addition, the Waiver Agreement provides that upon the receipt by the Company of written non-objection from the OTS, Borrower shall pay JPMorgan monthly interest payments for the months of June, July, August, September, and October pursuant to the terms of the LOC Note (as defined in the Fourth Forbearance Agreement): (i) immediately, with respect to all accrued and unpaid monthly interest payments at the time of receipt by the Company of such non-objection; and (ii) on the last day of each month, with respect to future monthly interest payments (the “Amended Forbearance Interest Payments”). The Company received the written non-objection from the OTS on September 28, 2010, allowing the Company to make the Amended Forbearance Interest Payments to JPMorgan and as of the date of this Form 8-K, the Company has provided JPMorgan with the interest payments for the months of June, July, August and September of 2010.

The Waiver Agreement also amends Section 5(J) of the Fourth Forbearance Agreement whereby both the Company and Equi-Mor Holdings, Inc. shall each continue to be entitled to receive the cash flows from the securities pledged as collateral for the Note in an amount not to exceed $3 million from each pledged account (i.e., $3 million from the Company’s pledged account and $3 million from the Equi-Mor Holding, Inc.’s pledged account) for the period beginning January 15, 2010 to October 31, 2010.

The foregoing is only a summary of the material terms of the Waiver Agreement and does not purport to be complete, and is qualified in its entirety by reference to the Waiver Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(a)  Exhibits.

10.1	Waiver and Amendment to Fourth Forbearance and Amendment Agreement dated September 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED WESTERN BANCORP, INC.

Dated: September 30, 2010	By: /s/ Michael J. McCloskey
Name: Michael J. McCloskey
Title: Executive Vice President and Chief Operating Officer